Exhibit 99.1

EXECUTION VERSION

AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

This AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT (this “Amendment”), dated as of December 31, 2016, is among RPM FUNDING CORPORATION, a Delaware corporation (“Buyer”), each of the entities listed on the signature pages hereto as an “Originator” (each, an “Existing Originator”; and collectively, the “Existing Originators”), and RUST-OLEUM CORPORATION, a Delaware corporation (the “New Originator”).

RECITALS

1.Buyer, Rust-Oleum (as defined below) and the Existing Originators are parties to that certain Second Amended and Restated Receivables Sale Agreement, dated as of May 9, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”).

2.Effective as of the date hereof, Rust-Oleum Corporation, an Illinois corporation (“Rust-Oleum”), merged with and into the New Originator, with the New Originator as the surviving entity (such merger, the “Subject Merger”).

3.In connection with the Subject Merger, Buyer, the New Originator and the Existing Originators desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.Notice; Consent.

1.1Notice. RPM International Inc. hereby provides notice of the intent of Rust-Oleum and the New Originator to perform the Subject Merger on the date hereof and requests that each party hereto acknowledge and consent to the Subject Merger effective as of the date hereof.

1.2Consent.  Subject to terms and conditions set forth in this Amendment, each of the parties hereto hereby: (i) acknowledges such notice set forth in clause (a) above, (ii) consents to the Subject Merger on the date hereof and (iii) waives any notice requirement with respect to the Subject Merger set forth in the Agreement or any other Transaction Document.

SECTION 2.Definition.  Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in, or by reference in, the Agreement.

SECTION 3.Amendments to the Agreement.  The Agreement is hereby amended as follows:

3.1To reflect the occurrence of the Subject Merger, each reference in the Agreement to (i) Rust-Oleum Corporation as an “Illinois corporation” is replaced with a reference to Rust-

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Oleum Corporation as a “Delaware corporation” and (ii) Rust-Oleum Corporation shall be deemed to be a reference to New Originator.

3.2Exhibit II of the Agreement is hereby replaced in its entirety with Exhibit II attached hereto.

3.3Schedule A of the Agreement is hereby replaced in its entirety with Schedule A attached hereto.

SECTION 4.Joinder.

(a)The New Originator hereby agrees that it shall be bound by all of the terms, conditions and provisions of, and shall be deemed to be party to (as if it were an original signatory to), the Agreement and each of the other relevant Transaction Documents.  For greater certainty, the New Originator hereby acknowledges that pursuant to Section 1.7(a) of the Agreement, it has granted and hereby grants a security interest in all of its right, title and interest in, to and under all Receivables now existing and hereafter arising, and in all Collections and Related Security with respect thereto (including, without limitation, each Lock-Box and Collection Account), all other rights and payments relating to the Receivables and all proceeds of the foregoing to secure the prompt and complete payment of all of New Originator’s obligations under the Agreement.  The New Originator hereby acknowledges that it has received copies of the Agreement and the other Transaction Documents.

(b)On the date hereof, the New Originator hereby sells, assigns, transfers, sets-over and otherwise conveys to Buyer, without recourse (except to the extent expressly provided in the Agreement), and Buyer hereby purchases from the New Originator, all of the New Originator’s right, title and interest in and to all of the New Originator’s Receivables existing on the date hereof and all Related Security relating thereto and all Collections thereof, on the terms and subject to the conditions set forth in the Agreement.  On each day on and after the date hereof, the New Originator shall sell all Receivables originated by the New Originator on such date in accordance with Section 1.2(a) of the Agreement.

SECTION 5.Assignment of Preferred Shares.  New Originator hereby represents and warrants to each of the parties hereto that (i) in connection with the Subject Merger, Rust-Oleum sold, transferred and assigned to the New Originator, and the New Originator purchased and accepted from Rust-Oleum, all of Rust-Oleum’s right, title and interest in and to the Preferred Shares identified on Schedule A to the Sale Agreement (without giving effect to this Amendment) as owned by Rust-Oleum (such shares, the “Subject Preferred Shares”) and (ii) the New Originator owns the Subject Preferred Shares free and clear of any Adverse Claim.

SECTION 6.Acknowledgements and Agreements.

(a)Each of the parties hereto hereby acknowledges and agrees that each of the Receivables and Related Security heretofore sold, transferred or assigned by Rust-Oleum to Buyer pursuant to the Agreement shall remain property of Buyer after giving effect to the Subject Merger.

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(b)Concurrently with the effectiveness of the Subject Merger, automatically and without the requirement of any further action by any Person, New Originator hereby unconditionally assumes all of Rust-Oleum’s rights, duties, liabilities and obligations under the Agreements and each of the other Transaction Document.

SECTION 7.Representations and Warranties.  Each of the Existing Originators, the New Originator and Buyer hereby represents and warrants to each other, the Purchasers and the Administrative Agent as follows:

(a)Representations and Warranties.  The representations and warranties made by it in the Transaction Documents (including the Agreement, as amended hereby) are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b)Enforceability.  The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within its corporate or limited liability company powers, as applicable, and have been duly authorized by all necessary action on its part.  This Amendment and the Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with their terms.

(c)No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Amortization Event, Potential Amortization Event, Termination Event or Potential Termination Event exists or shall exist.

(d)Subject Merger.  The Subject Merger has become effective as of the date hereof under applicable law.

SECTION 8.Conditions to Effectiveness.  This Amendment shall become effective as of the date hereof subject to the satisfaction of each of the following conditions precedent:

(a)the Subject Merger shall have become effective under applicable law;

(b)receipt by the Administrative Agent of counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto; and

(c)receipt by the Administrative Agent of such other documents, instruments and opinions as the Administrative Agent may reasonably request prior to the date hereof.

SECTION 9.Authorization to File Financing Statements.  In connection with the Subject Merger, each of the parties hereto hereby consents to the filing, by or on behalf of the Administrative Agent and at New Originator’s sole expense, on or after the date hereof of the UCC-1 financing statement in substantially the form attached hereto as Exhibit A.

SECTION 10.Effect of Amendment; Ratification.  Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects, and all of its provisions

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shall remain in full force and effect.  After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Receivables Sale Agreement”, “the Second Amended and Restated Receivables Sale Agreement”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended hereby.  This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Agreement other than as specifically set forth herein.

SECTION 11.Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 12.CHOICE OF LAW.  THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).

SECTION 13.WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT, ANY DOCUMENT EXECUTED BY THE ORIGINATORS PURSUANT TO THE AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

SECTION 14.Section Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

SECTION 15.Transaction Document.  This Amendment shall constitute a Transaction Document.

SECTION 16.Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 17.Further Assurances.  Each of Buyer and New Originator hereby agrees to do, at New Originator’s expense, all such things and execute all such documents and instruments and authorize and file all such financing statements and financing statement amendments, in each case, as the Buyer or Administrative Agent may reasonably consider necessary or desirable to give full effect to the transaction contemplated by this Amendment and the documents, instruments and agreements executed in connection herewith and therewith.

SECTION 18.Ratification.

(a)After giving effect to this Amendment and the transactions contemplated hereby, all of the provisions of the Performance Undertaking shall remain in full force

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and effect and the Performance Guarantor hereby ratifies and affirms the Performance Undertaking and acknowledges that the Performance Undertaking has continued and shall continue in full force and effect in accordance with its terms.

(b)Notwithstanding anything to the contrary set forth herein or in any other Transaction Document, the Performance Guarantor hereby acknowledges and agrees that each of the covenants, agreements, terms, conditions and indemnities to be performed and observed by the New Originator under and pursuant to the Agreement, each of the other Transaction Documents and this Amendment, shall in each case constitute a “Guaranteed Obligation” for purposes of the Performance Undertaking.

SECTION 19.Certain Covenants Regarding Post-Closing Conditions.

(a)Secretary Certificate.  On or within ten (10) Business Days following the date hereof, Servicer shall deliver (or cause to be delivered) to the Administrative Agent a certificate of the Secretary or Assistant Secretary of each of Servicer, Buyer and the New Originator certifying the names and true signatures of the officers authorized on such Person’s behalf to sign the Transaction Documents to be executed and delivered by it on and after the date hereof.

(b)Organic Documents.  On or within ten (10) Business Days following the date hereof, Servicer shall deliver (or cause to be delivered) to the Administrative Agent the certificate or articles of incorporation or other organizational document of each of Servicer, Buyer and the New Originator (including all amendments and modifications thereto) duly certified by the Secretary of State of the State of Delaware as of a recent date, together with a copy of the by-laws of each of Servicer, Buyer and New Originator, duly certified by the Secretary or an Assistant Secretary of such Person.

(c)Good Standing.  On or within ten (10) Business Days following the date hereof, Servicer shall deliver (or cause to be delivered) to the Administrative Agent a good standing certificate for each of the Servicer, Buyer and the New Originator (including all amendments and modifications thereto) duly certified by the Secretary of State (or similar official) of the State of Delaware.

(d)Articles of Merger.  On or within ten (10) Business Days following the date hereof, Servicer shall deliver (or cause to be delivered) to the Administrative Agent the Articles of Merger confirming the execution of the Subject Merger duly certified by the Secretary of State (or similar official) of the State of Delaware.

(e)Certain Tax Forms.  On or within ten (10) Business Days following the date hereof, Servicer shall deliver (or cause to be delivered) to the Administrative Agent an Internal Revenue Service Form W-9 (or its equivalent) executed by the New Originator confirming its Taxpayer Identification Number.

(f)Certain Opinions.  On or within ten (10) Business Days following the date hereof, Servicer shall deliver (or cause to be delivered) to the Administrative Agent, favorable opinions, addressed to the Administrative Agent and each Purchaser, in form reasonably satisfactory to the Administrative Agent, covering such matters as the

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Administrative Agent may reasonably request, including, without limitation, (i) certain Delaware corporate and no conflict matters, (ii) certain organizational and New York enforceability matters, (iii) certain UCC creation and Delaware perfection matters and (iv) certain true sale and substantive consolidation matters.

(g)Notwithstanding anything to the contrary set forth in this Amendment, the Agreement or any other Transaction Document, the failure to timely perform or cause to be performed any of the covenants under this Section 19 shall constitute a Termination Event with no grace period and revoke the consent provided for under Section 1 hereof.

[Signature pages to follow]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

EXISTING ORIGINATORS

DAP PRODUCTS INC.

DRI-EAZ PRODUCTS, INC.

KIRKER ENTERPRISES, INC.

SAPPHIRE SCIENTIFIC INC.

TREMCO INCORPORATED

THE EUCLID CHEMICAL COMPANY

WEATHERPROOFING TECHNOLOGIES, INC.

TREMCO BARRIER SOLUTIONS, INC.

By: /s/ Edward W. Moore
Name: Edward W. Moore
Title: Secretary

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RPM FUNDING CORPORATION

By: /s/ Edward W. Moore
Name: Edward W. Moore
Title: Secretary

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NEW ORIGINATOR

RUST-OLEUM CORPORATION

By: /s/ Edward W. Moore
Name: Edward W. Moore
Title: Secretary

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Consented and Agreed:

RPM INTERNATIONAL INC.,

as Servicer and as Performance Guarantor

By: /s/ Edward W. Moore

Name: Edward W. Moore

Title: Secretary

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FIFTH THIRD BANK,

as a Purchaser

By: /s/ Patrick Berning

Name: Patrick Berning

Title: Officer

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PNC BANK, NATIONAL ASSOCIATION,

as a Purchaser and as Administrative Agent

By: /s/ Michael Brown

Name: Michael Brown

Title: Senior Vice President

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{04253048.DOC;1 }722525522 14448925	Schedule A